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                                                                    EXHIBIT (12)

                   DAYTON HUDSON CORPORATION AND SUBSIDIARIES
            COMPUTATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND
   RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS FOR THE
                 THREE MONTHS ENDED MAY 1, 1999 AND MAY 2, 1998
                 AND FOR THE FIVE YEARS ENDED JANUARY 30, 1999

                             (MILLIONS OF DOLLARS)
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
                                                               THREE MONTHS ENDED
                                                                                                  FISCAL YEAR ENDED
                                                            ------------------------  ------------------------------------------
                                                              MAY 1,       MAY 2,     JAN. 30,   JAN. 31,    FEB. 1,    FEB. 3,
                                                               1999         1998        1999       1998       1997       1996
                                                            -----------  -----------  ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES:
Earnings:
Consolidated net earnings before extraordinary charges....   $     194    $     160   $     962  $     802  $     474  $     311
Income taxes..............................................         123          105         594        524        309        190
                                                                 -----        -----   ---------  ---------  ---------  ---------
  Total earnings before extraordinary charges.............         317          265       1,556      1,326        783        501
                                                                 -----        -----   ---------  ---------  ---------  ---------
FIXED CHARGES:
Interest expense..........................................          98          101         421        437        464        461
Interest portion of rental expense........................          16           15          63         59         59         59
                                                                 -----        -----   ---------  ---------  ---------  ---------
  Total fixed charges.....................................         114          116         484        496        523        520
                                                                 -----        -----   ---------  ---------  ---------  ---------
LESS:
Capitalized interest......................................          (4)          (5)        (16)       (16)       (16)       (14)
                                                                 -----        -----   ---------  ---------  ---------  ---------
  Fixed charges in earnings...............................         110          111         468        480        507        506
                                                                 -----        -----   ---------  ---------  ---------  ---------
Earnings available for fixed charges......................   $     427    $     376   $   2,024  $   1,806  $   1,290  $   1,007
                                                                 -----        -----   ---------  ---------  ---------  ---------
                                                                 -----        -----   ---------  ---------  ---------  ---------
Ratio of earnings before extraordinary charges to fixed
  charges.................................................        3.74         3.24        4.18       3.65       2.46       1.94
                                                                 -----        -----   ---------  ---------  ---------  ---------
                                                                 -----        -----   ---------  ---------  ---------  ---------
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK
  DIVIDENDS:
Total fixed charges, as above.............................   $     114    $     116   $     484  $     496  $     523  $     520
Dividends on preferred stock (pre-tax basis)..............           8            8          32         35         37         37
                                                                 -----        -----   ---------  ---------  ---------  ---------
  Total fixed charges and preferred stock dividends.......         122          124         516        531        560        557
                                                                 -----        -----   ---------  ---------  ---------  ---------
Earnings available for fixed charges and preferred stock
  dividends...............................................   $     427    $     376   $   2,024  $   1,806  $   1,290  $   1,007
                                                                 -----        -----   ---------  ---------  ---------  ---------
                                                                 -----        -----   ---------  ---------  ---------  ---------
Ratio of earnings before extraordinary charges to fixed
  charges and preferred stock dividends...................        3.50         3.03        3.92       3.40       2.30       1.81
                                                                 -----        -----   ---------  ---------  ---------  ---------
                                                                 -----        -----   ---------  ---------  ---------  ---------


                                                            JAN. 28,
                                                              1995
                                                            ---------
RATIO OF EARNINGS TO FIXED CHARGES:
Earnings:
Consolidated net earnings before extraordinary charges....  $     434
Income taxes..............................................        280
                                                            ---------
  Total earnings before extraordinary charges.............        714
                                                            ---------
FIXED CHARGES:
Interest expense..........................................        439
Interest portion of rental expense........................         56
                                                            ---------
  Total fixed charges.....................................        495
                                                            ---------
LESS:
Capitalized interest......................................         (7)
                                                            ---------
  Fixed charges in earnings...............................        488
                                                            ---------
Earnings available for fixed charges......................  $   1,202
                                                            ---------
                                                            ---------
Ratio of earnings before extraordinary charges to fixed
  charges.................................................       2.43
                                                            ---------
                                                            ---------
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK
  DIVIDENDS:
Total fixed charges, as above.............................  $     495
Dividends on preferred stock (pre-tax basis)..............         39
                                                            ---------
  Total fixed charges and preferred stock dividends.......        534
                                                            ---------
Earnings available for fixed charges and preferred stock
  dividends...............................................  $   1,202
                                                            ---------
                                                            ---------
Ratio of earnings before extraordinary charges to fixed
  charges and preferred stock dividends...................       2.25
                                                            ---------
                                                            ---------
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